GLOBAL PLEDGE AGREEMENT

GLOBAL PLEDGE AGREEMENT (the “Agreement”) dated as of June 30, 2008, by MobilePro Corp., a Delaware corporation, (the “Company”) and each subsidiary, direct and indirect, of the Company listed on Schedule I attached hereto (the “Subsidiary Pledgors,” collectively with the Company, the “Pledgors”) in favor of YA Global Investments, L.P. (f/k/a Cornell Capital Partners, L.P., the “Pledgee”).

RECITALS:

A. Reference is made to (a) the Global Security Agreement, dated as of the date hereof, between the Pledgors, as grantors, and the Pledgee, as secured party (as may be amended and supplemented from time to time, the “Security Agreement”); and (b) the Global Guaranty Agreement, dated as of the date hereof, among the Pledgors, as guarantors, and the Pledgee, as secured party (the “Guaranty”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Security Agreement.

B. The Security Agreement and the Guaranty contemplate the execution, delivery and implementation of this Agreement.

C. The Pledgee has extended financial accommodations to certain Pledgors, pursuant to the Secured Convertible Debentures or otherwise, and the Pledgors will directly benefit from the extension of such financial accommodation as part of the affiliated business operations of the Pledgors. Each Pledgor acknowledges that without this Agreement, the Pledgee would not be willing to enter into the transaction documents related to such financial accommodations.

D. Each Pledgor has determined that the execution, delivery and performance of this Agreement directly benefits, and is in the best interest of, such Pledgor.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, warranties, and representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

TERMS AND CONDITIONS

1. Pledge and Security Interest.

(a) As collateral security for the prompt payment and performance in full of the Obligations (as defined below), each Pledgor hereby delivers, pledges and grants to the Pledgee, its successors and assigns, an irrevocable, first priority security interest in (i) all the securities or ownership interests or rights to purchase set forth on Schedule II attached hereto, and (ii) all securities or ownership interests obtained in the future by a Pledgor (collectively, the “Pledged Securities”), including, without limitation (a) all of the Pledgors’ interests in respect of the Pledged Securities and Pledgors’ interests in all profits and distributions to which the Pledgors shall at any time be entitled in respect of such Pledged Securities and (b) to the extent not otherwise included, all proceeds, dividends, warrants, options, rights, instruments, and other property from time to time received or otherwise distributable in respect of or in exchange of any or all of the foregoing (collectively, the “Pledged Collateral”).

(b) The term “Obligations” shall mean and include any and all debts, liabilities, obligations, covenants and duties owing by any Pledgor to the Pledgee, now existing or hereafter arising of every nature, type, and description, whether liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, or contingent, and whether or not evidenced by a note, guaranty or other instrument, and any amendments, extensions, renewals or increases thereof, including, without limitation, all those under (i) the Transaction Documents; (ii) any agreement or document related to the Transaction Documents; or (iii) any other or related documents, and including any interest accruing thereon after insolvency, reorganization or like proceeding relating to the Pledgors, whether or not a claim for post-petition interest is allowed in such proceeding, and all costs and expenses of the Pledgee incurred in the enforcement, collection or otherwise in connection with any of the foregoing, including, but not limited to, reasonable attorneys’ fees and expenses and all obligations of the Pledgors to the Pledgee to perform acts or refrain from taking any action.

2. Delivery of Pledged Securities.

(a) Simultaneously with the execution of this Agreement, each Pledgor shall deliver to the Escrow Agent, and the Escrow Agent shall hold in escrow pursuant to the terms of this Agreement, stock certificates or other certificated securities made out in favor of such Pledgor representing the Pledged Securities together with three (3) stock powers duly executed in blank and with medallion bank guarantees and any other instruments and documents as the Pledgee may reasonably request the (“Transfer Documents”).

(b) After the execution of this Agreement, promptly upon any Pledgor acquiring any Pledged Securities, and any original certificates or other instruments or documents representing such Pledged Securities, such Pledgor shall deliver or cause to be delivered to the Escrow Agent the Pledged Securities and related Transfer Documents.

(c) Each delivery of Pledged Securities shall be accompanied by a schedule describing the Pledged Securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule II and made a part hereof. Each schedule so delivered shall supplement any prior schedules so delivered.

(d) If a Pledgor receives, or become entitled to receive any other property (whether by reclassification, readjustment, or other change in the capital structure of such Pledgor, or in any other manner), such additional interest or other property shall constitute Pledged Collateral, and such additional interest or other property shall be recorded in the name of the Pledgee and delivered directly to the Pledgee to be held as Pledged Collateral. If, notwithstanding the foregoing, a Pledgor receives any distribution or other property which should have been paid or delivered directly to the Pledgee or which was paid to such Pledgor in violation of this Section 2, such Pledgor shall receive the distribution or property in trust for the benefit of the Pledgee, shall segregate such distribution or property form the other property or funds of such Pledgor, and deliver it immediately to the Pledgee in the form received (with any necessary endorsement).

(e) Such stock certificates, other property and Transfer Documents shall be held by the Pledgee until the satisfaction in full of all the Obligations.

3. Voting Rights Relating to Pledged Securities. During the term of this Agreement, so long as no Event of Default shall have occurred, the Pledgor shall have the right to vote the Pledged Securities, to the extent such right exists, on all questions for all purposes not inconsistent with the terms of this Agreement. Upon the occurrence of an Event of Default, the Pledgee shall thereafter have, at its discretion, the option to exercise all voting and/or other consensual rights and powers pertaining to the Pledged Securities, subject to the Ownership Limitation set forth below.

4. Dividends and Other Income. All cash and non-cash distributions and dividends related to the Pledged Securities shall be delivered to the Pledgee. Upon the occurrence of an Event of Default, the Pledgee shall be entitled to receive dividends and other distributions (cash or non-cash) related to the Pledged Securities.

5.Release of Pledged Securities from Pledge. Upon the satisfaction in full of all the Obligations, the Pledgee, at the sole cost and expense of the Pledgor, shall return to each Pledgor the Transfer Documents and the certificates representing the Pledged Securities (collectively the “Pledged Materials”), whereupon any and all rights of the Pledgee in the Pledged Materials shall be terminated.

6.Event of Default. An “Event of Default” shall be deemed to have occurred under this Agreement upon (i) failure of any Pledgor to promptly deliver any Transfer Documents or any Pledged Securities hereunder; or (ii) an Event of Default occurs under the Security Agreement, the Guaranty or any other document executed in connection therewith.

7. Remedies.

(a) Whenever an Event of Default occurs, the Pledgee shall have, and may exercise with respect to the Pledged Collateral, in such order and manner as it determines, all rights and remedies of a secured party under the Uniform Commercial Code as in effect in the State of New Jersey (the “UCC”) and under any other applicable law, as the same may from time to time be in effect, as well as those rights granted herein, under the Security Agreement and any other agreement now or hereafter in effect between the Pledgee and the Pledgors. Without limiting the generality of the foregoing, whenever an Event of Default exists, the Pledgee may sell or otherwise dispose of all or part of the Pledged Collateral upon prior notice to the Pledgors, by public or private sale, in one or more transactions, and in such order as the Pledgee determines. Proceeds realized from such sales and dispositions shall be applied first to the Pledgee’s costs and expenses in connection therewith and then to the Obligations in such order as the Pledgee determines.

(b) Pledgors recognize that the Pledgee may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain provisions contained in the Securities Act of 1933, as amended (the “Securities Act”) and the securities laws of various states, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and without a view to the distribution or resale thereof. The Pledgors understand that private sales so made may be at prices and other terms less favorable than if the Pledged Collateral were sold at public sales, and agree that the Pledgee has no obligation to delay the sale of the Pledged Collateral for the period of time necessary to permit the Pledgee to register the Pledged Collateral for sale under the Securities Act or such state laws. Pledgors agree that private sales under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

(c) At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 7, the Pledgee may bid for or purchase, free from any right of redemption, stay or appraisal on the part of any Pledgor (all said rights being also hereby waived and released), the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to it from such Pledgor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Pledgor therefor. As an alternative to exercising the power of sale herein conferred upon it, the Pledgee may proceed by a suit or suits at law or in equity to foreclose upon the Pledged Collateral and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 7 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-627 of the UCC.

(d) To the extent that the net proceeds received by the Pledgee are insufficient to satisfy the Obligations in full, the Pledgee shall be entitled to a deficiency judgment against each Pledgor for such amount. The Pledgee shall have the absolute right to sell or dispose of the Pledged Securities in any manner it sees fit and shall have no liability to any Pledgor or any other party for selling or disposing of such Pledged Securities even if other methods of sales or dispositions would or allegedly would result in greater proceeds than the method actually used. Each Pledgor shall remain liable for shortfalls, if any, that may exist after the Pledgee has exhausted all remedies hereunder.

(e) Each right, power and remedy of the Pledgee provided for in this Agreement or any other Transaction Documents shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee of any one or more of the rights, powers or remedies provided for in this Agreement or any other Transaction Documents now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee to any other further action in any circumstances without demand or notice. The Pledgee shall have the full power to enforce or to assign or contract its rights under this Agreement to a third party.

(f) All costs and expenses incurred by the Pledgee in enforcing this Agreement, in realizing upon or protecting any Pledged Collateral and in enforcing and collecting any Obligations or any guaranty thereof (including, without limitation, if the Pledgee retains counsel for advice, suit, appeal, insolvency or other proceedings under the Bankruptcy Code (11 U.S.C. §§ 101 et seq.) or otherwise, or for any of the above purposes, the actual attorneys’ fees incurred by Pledgee), shall constitute part of the Obligations, and all such costs and expenses are secured by the Pledged Collateral, as well as by all other property serving as security for the Obligations.

(g) Notwithstanding anything to the contrary, in no event shall the Pledgee have the right to acquire or vote such number of Pledged Securities which would cause the Pledgee, together with its affiliates, to beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder (the “Exchange Act”) in excess of 4.99% of any class of equity securities registered pursuant to Section 12 of the Exchange Act (the “Ownership Limitation”) unless the Pledgee waives such limitation by providing 65 days’ advance written notice.

8. Representations, Warranties and Covenants. Each Pledgor represents, warrants and covenants that:

(a) each Pledgor (i) is and will at all times continue to be the legal, beneficial and record owner of, the Pledged Securities indicated on Schedule II; (ii) has good and valid title to all Pledged Securities pledged by it hereunder, except for the prior pledges and liens set forth on Schedule 4.2 of the Security Agreement, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever (collectively, the “Liens”); and (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant hereto.

(b) each Pledgor has full power, authority and legal right to pledge all the Pledged Collateral pledged pursuant to this Agreement.

(c) all the Pledged Securities have been duly authorized and validly issued, are fully paid and (to the extent representing the capital stock of a corporation) non-assessable and are subject to no options to purchase or similar rights.

(d) each Pledgor covenants and agrees to take all reasonable steps to defend the Pledgee’s right, title and security interest in and to the Pledged Securities and the proceeds thereof against the claims and demands of all persons whomsoever (other than the Pledgee and the Escrow Agent); and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as collateral hereunder and will likewise take all reasonable steps to defend the right thereto and security interest therein of the Pledgee.

(e) each Pledgor covenants and agrees to take no action which would violate or be inconsistent with any of the terms of this Agreement or any other Transaction Documents, or which would have the effect of impairing the position or interests of the Pledgee under this Agreement or any other Transaction Documents.

(f) each Pledgor represents, warrants and covenants that (i) unless otherwise indicated on Schedule III attached hereto, Pledgor has been the beneficial owner of the Pledged Securities for a period of not less than two (2) years as computed in accordance with Rule 144(d) promulgated under the Securities Act, and (ii) this Agreement is made with recourse. Upon an Event of Default, the Pledgee shall be deemed to have acquired the Pledged Securities on the date they were acquired by the Pledgor. Unless otherwise indicated on the Schedule III attached hereto, each Pledgor is an “affiliate” of the applicable issuer, as such term is defined in Rule 144(a) promulgated under the Securities Act of 1933, as amended.

(g) the Pledgors will, promptly upon request, provide to the Pledgee all information and evidence it may reasonably request concerning the Pledged Collateral to enable the Pledgee to enforce the provisions of this Agreement.

(h) upon the filing of all appropriate financing statements under the UCC, all steps necessary to create and perfect the security interest created by this Agreement as a valid and continuing first lien on and first perfected security interest in the Pledged Collateral in favor of the Pledgee prior to all other Liens will have been taken. With respect to membership interests, each Pledgor represents and warrants that such issuer Pledgor has opted into Article 8 of the UCC; and that the membership interests hereunder shall be certificated and shall be deemed “securities” for purposes of UCC compliance only; and Pledgor acknowledges and agrees that the act of opting into Article 8 of the UCC alone does not categorize said interests as “securities” under any federal investment company laws or federal or state securities laws.

9. Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Pledgee and any other officer or agent thereof as the true and lawful attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that Pledgee may deem reasonably necessary or advisable (in its reasonable judgment) to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Pledgee shall have the right, (i) upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in any Pledgee’s name or in the name of such Pledgor, to endorse checks, drafts, orders and other instruments for the payment of money payable to a Pledgor representing any interest or dividend or other distribution payable in respect of the Pledged Collateral or any part thereof or on account thereof and to give full discharge for the same; and (ii) upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Pledgee’s name or in the name of such Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Pledged Collateral, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same.

10. Additional Pledgors. Pursuant to Section 6.12 of the Security Agreement, each subsidiary of the Pledgors that was not in existence or not a subsidiary on the date of the Security Agreement is required to become a Pledgor and to enter in this Agreement as a Pledgor upon becoming a subsidiary. Such subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement.

11. Notices. Unless otherwise provided herein, all demands, notices, consents, service of process, requests and other communications hereunder shall be in writing and shall be delivered in person or by overnight courier service, or mailed by certified mail, return receipt requested, addressed:

If to the Pledgee:	YA Global Investments, L.P. 101 Hudson Street-Suite 3700 Jersey City, New Jersey 07302 Attention: Mark Angelo Portfolio Manager Telephone: (201) 985-8300 Facsimile: (201) 985-8266

With a copy to:	Troy Rillo, Esq. 101 Hudson Street, Suite 3700 Jersey City, NJ 07302 Telephone: (201) 985-8300 Facsimile: (201) 985-1964

And if to any Pledgor:	c/o MobilePro Corp. 6701 Democracy Blvd., Suite 202 Bethesda, MD 20817 Attn: Jay O. Wright, Chief Executive Officer Telephone: (301) 571-3476 Facsimile: (301) 315-9027

With a copy to:	Seyfarth Shaw LLP 815 Connecticut Avenue, N.W. Suite 500 Washington, D.C. 20006-4004 Attn: Ernest M. Stern, Esq. Telephone: (202) 828-5360 Facsimile: (202) 828-5393

Any such notice shall be effective (a) when delivered, if delivered by hand delivery or overnight courier service, or (b) five (5) days after deposit in the United States mail, as applicable.

12. Binding Effect. All of the covenants and obligations contained herein shall be binding upon and shall inure to the benefit of the respective parties, their successors and assigns.

13. Governing Law; Venue; Service of Process. The validity, interpretation and performance of this Agreement shall be determined in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Hudson County, New Jersey or Federal district courts located in Newark, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph, provided, however, that nothing herein shall prevent the Pledgee from enforcing its rights and remedies (including, without limitation, by filing a civil action) with respect to the Collateral and/or the Pledgors in any other jurisdiction in which the Collateral and/or the Pledgors may be located. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

14. JURY TRIAL. AS A MATERIAL INDUCEMENT FOR THE PLEDGEE TO MAKE FINANCIAL ACCOMMODATIONS TO THE COMPANY OR ANY PLEDGOR, EACH PLEDGOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION

15. Enforcement Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

16. No Penalties. No provision of this Agreement is to be interpreted as a penalty upon any party to this Agreement.

17. Remedies Cumulative. No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute, or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

18. Severability. If any provision of this Agreement is, for any reason, invalid or unenforceable, the remaining provisions of this Agreement will nevertheless be valid and enforceable and will remain in full force and effect. Any provision of this Agreement that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

19. Amendment and Waiver. This Agreement may be amended, or any provision of this Agreement may be waived, provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in a writing executed by the parties hereto. The waiver by any such party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach. The Pledgee’s failure to exercise any right, remedy or option under this Agreement or other agreement between the Pledgee and the Pledgors or delay by Pledgee in exercising the same will not operate as a waiver. No waiver by Pledgee shall affect its right to require strict performance of this Agreement.

20. Further Assurances. Each party will execute all documents and take such other actions as the other parties may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Agreement.

21. Liability of Pledgors. Notwithstanding any provision herein, the Pledgors, and each of them, are and shall be jointly and severally liable for any and all Obligations (whether any such Obligation is specified as an obligation of the Pledgors or of any of them).

22. Entire Agreement. This Agreement and the other documents or agreements delivered in connection herewith set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

23. Counterparts. This Agreement may be executed and delivered by exchange of facsimile signatures of the Pledgee and the Pledgors, and those signatures need not be affixed to the same copy. This Agreement may be executed in any number of counterparts.

24. Pledged Collateral Under Security Agreement. This Agreement is supplemental to, and not in limitation of, the Security Agreement. In the event of a conflict between the terms of this Agreement and of the Security Agreement related to the Pledged Collateral, the terms of this Agreement shall control.

25. Existing Pledge. This Agreement is intended to be supplemental to, and not in limitation of, any existing pledges in favor of the Pledgee to secure the Obligations, whether under the Prior Debt Documents or otherwise. All such existing pledges, and any rights of the Pledgee in connection therewith, shall remain in full force and effect in accordance with their respective terms, provided, however, that in the event of a conflict between the terms of this Agreement and of any such prior pledge, or the documents evidencing the same, the terms of this Agreement shall control.

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IN WITNESS WHEREOF, each Pledgor has caused this Global Pledge and Escrow Agreement to be executed by its respective duly authorized officer, as of the date first above written.

Guarantors:

MOBILEPRO CORP., a Delaware corporation		PROGAMES NETWORK, INC., a Delaware corporation

By:	/s/ Jay Wright	By:	/s/ Jay Wright
Name: Jay Wright		Name: Jay Wright
Title: Chairman and CEO		Title: Chairman

DAVEL FINANCING COMPANY, L.L.C., a Delaware limited liability company		DAVEL COMMUNICATIONS GROUP, INC., an Illinois corporation

By:	/s/ Tammy Martin	By:	/s/ Tammy Martin
Name: Tammy Martin		Name: Tammy Martin
Title: Secretary		Title: Secretary

TELALEASING ENTERPRISES, INC., an Illinois corporation		PEOPLES TELEPHONE COMPANY, INC., a New York corporation

By:	/s/ Tammy Martin	By:	/s/ Tammy Martin
Name: Tammy Martin		Name: Tammy Martin
Title: Secretary		Title: Secretary

PHONETEL TECHNOLOGIES, INC., an Ohio corporation		DAVEL ACQUISITION CORP., a Delaware corporation

By:	/s/ Tammy Martin	By:	/s/ Tammy Martin
Name: Tammy Martin		Name: Tammy Martin
Title: Secretary		Title: Secretary

DAVEL COMMUNICATIONS, INC., a Delaware corporation		CLOSECALLAMERICA, INC., a Delaware corporation

By:	/s/ Tammy Martin	By:	/s/ Doug Bethell
Name: Tammy Martin		Name: Doug Bethell
Title: Secretary		Title: President

AMERICAN FIBER NETWORK, INC., a Delaware corporation

By:	/s/ Doug Bethell
Name: Doug Bethell
Title: President

IN WITNESS WHEREOF, the undersigned acknowledge and agree to the terms and conditions of this Global Pledge and Escrow Agreement as of the date first above written.

YA GLOBAL INVESTMENTS, L.P.

By: Yorkville Advisors, LLC,
its Investment Manager

By:	/s/ Jerry Eicke
Name: Jerry Eicke
Title: Managing Member

SCHEDULE I
(Subsidiary Pledgors)

[to be completed by Pledgor]

SCHEDULE II
(Pledged Securities)

[to be completed by Pledgor]

SCHEDULE III
(Disclosure Schedule)

[to be completed by Borrower, if any]